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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Infinity Broadcasting Corporation:


We consent to incorporation by reference in the registration statements No. 33-45977, No. 33-56938, No. 33-55577 and No. 33-55477 on Form S-8 and in the
registration statement No. 33-61081 on Form S-3 of Infinity Broadcasting Corporation of our report dated February 6, 1996, except as to Notes 2 and 3, which are as of March 26, 1996, relating to the consolidated balance sheets of Infinity Broadcasting Corporation and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of earnings, changes in stockholders' equity (deficiency), and cash flows for each of the years in the three-year period ended December 31, 1995, and related schedule, which report appears in the December 31, 1995 annual report on Form 10-K of Infinity Broadcasting Corporation.


                                                           KPMG PEAT MARWICK LLP


New York, New York
March 25, 1996